Exhibit 10(a)(vi)

FIFTH AMENDMENT

TO RESTATED

TI DEFERRED COMPENSATION PLAN

TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation with its principal offices in Dallas, Texas (hereinafter referred to as “TI” or the “Company”) hereby adopts this Fifth Amendment to the restated TI Deferred Compensation Plan (the “Plan”).

This Fifth Amendment to the TI Deferred Compensation Plan shall be effective as of the dates specified. Except as hereby amended by this Fifth Amendment, the Plan, as previously amended, shall continue in full force and effect.

1. Effective January 1, 2002, Section 3-6(ii) is amended to in its entirety to read as follows:

“(ii) An election of the form of distribution from an Account may be revoked and a new election substituted therefore only during the Election Period; provided however, that commencing on April 3, 2002, an election of the form of distribution may be revoked and a new election substituted on a daily basis. Any substituted election shall not become effective until 12 months after the date of such election.”

2. Effective January 1, 2002, Section 3-6(iii) is hereby amended in its entirety, to read as follows:

“(iii) Effective January 1, 2002, Participants may elect to receive distribution of their Accounts in the following forms, subject to Section 3-7 and Section 3-8:

(a)	annual installments to be paid over 5 consecutive years, with the first installment commencing as soon as administratively practicable following the Termination of Employment;

(b)	annual installments to be paid over 10 consecutive years, with the first installment commencing as soon as administratively practicable following the Termination of Employment;

(c)	a lump sum payable as soon as administratively practicable following the Termination of Employment;

(d)	a lump sum payable as soon as administratively practicable following the Participant’s attainment of age 60; or

(e)	a lump sum payable as soon as administratively practicable following the Participant’s attainment of age 65.

If no election for distribution of an Account has been made, such account shall be distributed in a lump sum as soon as administratively practicable, subject to Section 3-7.”

3. Effective January 1, 2002, a new Section 3-6(iv) shall be added, to read as follows:

“(iv) If a Participant has previously made an election for a form of distribution of an Account, and such election is not one of the forms of distributions described in Section 3-6(iii)(a) through 3-6(iii)(e) above, then effective January 1, 2002, the Administrator shall change such election to one of the forms of elections described in Section 3-6(iii)(a) through

3-6(iii)(e) above. The Administrator’s election shall be made in its sole discretion. A Participant’s election from a form of distribution not described in Section 3-6(iii)(4) through 3-6(iii)(e) above to a form so described must be made in a Plan Year preceding 2002.”

4. Except as amended by this Fifth Amendment, the Company hereby ratifies the Plan as last amended and restated in the entirety effective January 1, 1998, and as amended thereafter.

IN WITNESS WHEREOF, Texas Instruments Incorporated has caused this instrument to be executed by its duly authorized officer.

Texas Instruments Incorporated

By:	/s/ STEPHEN H. LEVEN
Stephen H. Leven

Its:	Senior Vice President-Human Resources